EXHIBIT NO. 99.9(b)

                             LEGAL OPINION CONSENT



I consent to the incorporation by reference in this Post-Effective Amendment No. 53 to the Registration Statement) (the "Registration Statement") of MFS(R) Series Trust V (the "Trust") (File Nos. 2-38613 and 811-2031), of my opinion dated January 26, 1998, appearing in Post-Effective Amendment No. 45 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on January 27, 1998.




                                     JAMES R. BORDEWICK, JR.
                                     James R. Bordewick, Jr.
                                     Assistant Clerk and Assistant Secretary

Boston, Massachusetts
December 23, 2002